Exhibit 10.2
THE COCA-COLA COMPANY
2014 EQUITY PLAN
STOCK OPTION AGREEMENT

The Coca‑Cola Company ("KO") hereby grants to the optionee named below Options to purchase KO Stock at the option price per share set forth below, subject to the provisions of this Stock Option Agreement, including any country‑specific provisions for the optionee's country in the appendix attached hereto (the "Appendix," together with the Stock Option Agreement, the "Agreement") and The Coca-Cola Company 2014 Equity Plan (the "Plan").

Optionee's Name:
Number of Options Granted, each for One Share of KO Stock:
Option Price per Share:
Option Offer Date for Belgium:
Option Grant Date:
Option Expiration Date:
Vesting Schedule:

Capitalized terms not otherwise defined in this Agreement shall have the meaning provided in the Plan. The Plan is incorporated into, and made a part of, this Agreement.

1.	When Options can be exercised.

(a)	General provisions.
(i)    No Option may be exercised until it has vested.
(ii)    No Option shall be exercisable prior to the first anniversary of the grant date, except in the event of a Change in Control, death or Disability resulting in a termination of employment.
(iii)    Except as is otherwise explicitly provided in this Agreement and the Plan, non-vested Options are forfeited immediately following termination of employment for any reason, and vested Options expire the earlier of: a) six months following termination of employment for any reason, and b) the Expiration Date noted in the Option.
(iv)    Except as is otherwise explicitly provided in this Agreement and the Plan, once an Option has vested, it may be exercised until it expires. Unless otherwise provided in the Plan or in this Agreement, the Options expire on the Option expiration date noted above.
(vi)    Notwithstanding any provision to the contrary in the Plan or in this Agreement, in the event of the optionee’s violation of Section 6 below, the Options will expire immediately at the time of such violation.

(b)
Specific provisions. Except as otherwise provided in the Plan or in this Agreement, one fourth of the number of Options covered by this Agreement shall vest on each of the first, second, third and fourth anniversaries of the grant date.

2.	Employment Events.

(a)	The following chart describes the impact on vesting and the exercise period of certain events.

Event	Impact on Vesting	Impact on Exercise Period
Disability	Options continue to vest if employee is still employed.	Option expiration date provided in Agreement continues to apply.

Event	Impact on Vesting	Impact on Exercise Period
Employment with the Company or a Subsidiary terminates because of Disability	All Options become immediately vested.	Option expiration date provided in Agreement continues to apply.
Employee is involuntary terminated from the Company or a Subsidiary after attaining age 50 and completing 10 Years of Service because of reduction in workforce, internal reorganization, or job elimination and employee signs a release of all claims and, if requested, an agreement on confidentiality and competition.

Options held at least 12 months continue to vest for four years from termination date in accordance with the Option vesting schedule provided in the Agreement. Options held less than 12 months are forfeited.

Expires upon earlier of (1) four years from termination date, or (2) the Option expiration date provided in the Agreement.
Employment with the Company or a Subsidiary terminates after attaining age 60 and completing 10 Years of Service	Options held at least 12 months become immediately vested. Options held less than 12 months are forfeited.	Option expiration date provided in Agreement continues to apply.
Employment with the Company or a Subsidiary terminates because of death	All Options become immediately vested.	Right of executor or administrator of estate to exercise Options terminates on earlier of (1) five years from the date of death, or (2) the Option expiration date provided in the Agreement.
Employment with the Company or a Subsidiary involuntarily terminates for reason other than for cause within one year after a Change in Control	Award shall be treated as described in the Plan.	Award shall be treated as described in the Plan.
Employment with the Company or a Subsidiary terminates for any other reason	Unvested Options are forfeited.	Expires upon earlier of (1) six months from termination date, or (2) the Option expiration date provided in the Agreement.
US military leave	Vesting continues during leave.	Option expiration date provided in the Agreement continues to apply.
Unpaid leave of absence pursuant to published Company policy of 12 months or less	Vesting continues during leave.	Option expiration date provided in the Agreement continues to apply.
Transfer, at Company’s discretion, to an Affiliate that is not a Subsidiary	Vesting continues after move.	Option expiration date provided in the Agreement continues to apply.
Transfer to a Subsidiary	Vesting continues after move.	Option expiration date provided in the Agreement continues to apply.

Event	Impact on Vesting	Impact on Exercise Period
Optionee’s employer is no longer an Affiliate under the terms of the Plan (this constitutes a termination of employment under the Plan)	Unvested Options are forfeited.	Expires upon earlier of (1) six months from termination date or (2) Option expiration date provided in the Agreement.
Employment with an Affiliate terminates for any reason	Unvested Options are forfeited.	Expires upon earlier of (1) six months from termination date or (2) Option expiration date provided in the Agreement.
Death after termination but before option has expired. Note: Termination of employment may have resulted in a change to the original Option expiration date provided in the grant	Not applicable	Right of executor or administrator of estate terminates on earlier of (1) five years from the date of death, or (2) the Option expiration date that applied at the date of death.

(b)
“Years of Service” for purposes of this agreement means “Years of Vesting Service” as that term is defined in The Coca-Cola Company Pension Plan, regardless of whether the optionee is a participant in that plan.

(c)
Committee Discretion to Establish Different Terms. Notwithstanding the foregoing provisions, the Committee may, at its sole discretion, establish different terms and conditions pertaining to the effect of an optionee’s termination on the expiration or exercisability of Options at the time of grant or on the expiration or exercisability of outstanding Options. However, no Option can have a term of more than ten years.

3.	How to exercise the Options. In order to exercise an Option, it must be vested and must not have expired, and the optionee must do the following:

(a)
Pay the option price. The optionee must pay the option price. The optionee shall be informed of the acceptable form and method of payment at or before the time the optionee informs KO of his or her intention to exercise the Option. The acceptable forms and methods of payment of the option price may include payment in cash, pursuant to a cashless exercise authorized by KO, or by delivery, through attestation, of shares of KO Stock owned by the optionee. Not all forms and methods of payment are available in every country. The value of any shares delivered to pay the option price shall be computed on the basis of the most recent reported market price at which a share of KO Stock shall have been sold prior to the time of processing the optionee's election to deliver shares in payment of the option price, as reported on the New York Stock Exchange Composite Transactions listing.

(b)
Complete all paperwork. The optionee must complete, sign and return any paperwork required by KO or by Merrill Lynch, Pierce, Fenner & Smith ("Merrill Lynch"), or such other agent as may administer the Option program on behalf of KO from time to time.

(c)	Pay applicable Tax-Related Items.
Irrespective of any action taken by the Company or, if different, the optionee’s employer (the “Employer”), the optionee hereby acknowledges and agrees that the ultimate liability for all income tax, social insurance, National Insurance Contributions, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the optionee’s participation in the Plan and legally applicable to the optionee (“Tax-Related Items”), is and remains the responsibility of the optionee or the optionee’s estate or legal representative (as applicable) and may exceed the amount actually withheld by the Company or the Employer. The optionee acknowledges and understands that the requirements with respect to the Tax-Related Items may change from time to time as applicable laws or interpretations change.
Prior to any relevant taxable or tax withholding event, as applicable, the optionee agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, the optionee authorizes the Company, the Employer, and their respective agents, at their discretion, to satisfy any tax withholding obligations with regard to all Tax-Related Items by one or a combination of the following:

•
withholding from the optionee’s wages or other cash compensation paid to the optionee by the Company and/or the Employer, or any other payment of any kind otherwise due to the optionee by the Company and/or the Employer; or

•
withholding from proceeds of the sale of shares of KO Stock acquired upon exercise of the Option, either through a voluntary sale or through a mandatory sale arranged by the Company. In this regard, the optionee agrees that, should KO or any Affiliate in its reasonable judgment determine that Tax-Related Items withholding is required upon exercise of the options, KO may instruct Merrill Lynch to withhold and/or sell shares of KO Stock acquired by the optionee upon exercise of his or her options, or

•
If the optionee is a U.S. taxpayer, he or she may elect to satisfy federal, state and local income Tax-Related Items liabilities due by reason of the exercise by having shares of KO Stock withheld or by delivering shares of KO Stock to the Company. The value of withheld shares shall be computed as described in paragraph 3(a) above.
If the obligation for Tax-Related Items is satisfied by withholding in shares of KO Stock, for tax purposes, the optionee is deemed to have been issued the full number of shares subject to the Option, notwithstanding that a number of the shares are retained solely for the purpose of paying the Tax-Related Items.
In addition, the optionee shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of the optionee’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the KO Stock or the proceeds of the sale of Shares, if the optionee fails to comply with the optionee’s obligations in connection with the Tax-Related Items.
The optionee further acknowledges that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option, including, but not limited to, the grant, vesting or exercise of the Option, the issuance of shares of KO Stock upon exercise, the subsequent sale of shares acquired pursuant to such exercise and the receipt of any dividends; and (2) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Option to reduce or eliminate the optionee’s liability for Tax-Related Items or achieve any particular tax result. Further, if the optionee is subject to tax in more than one jurisdiction, the optionee acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction. For optionees who are Global Mobility Associates, all Tax-Related Items remain the optionee’s responsibility, except as expressly provided in KO’s Global Mobility Policy and/or tax equalization program.

(d)
Pay applicable fees. The optionee agrees to pay to Merrill Lynch any costs associated with the sale of shares of KO Stock acquired upon exercise of the Options, whether such shares are sold to pay the option price, to satisfy Tax-Related Items or for other reasons.

(e)
Right of set-off. By accepting this Agreement, the optionee agrees that, should KO or any Affiliate in its reasonable judgment determine that optionee owes KO or any Affiliate any amount due to any loan, note, obligation or indebtedness, including but not limited to amounts owed to KO pursuant to KO’s tax equalization program or KO’s policies with respect to travel and business expenses, and if the optionee has not satisfied such obligation(s), then KO may instruct Merrill Lynch to withhold and/or sell shares of KO Stock acquired by the optionee upon exercise of his or her Options, or KO may deduct funds equal to the amount of such obligation from the optionee's salary or other funds due to the optionee from KO.

(f)
Comply with additional restrictions. The optionee agrees that the Compensation Committee of the Board of Directors of KO (the “Committee”), or its designee, may, in the exercise of its sole and absolute discretion at or before the time the optionee informs KO of his or her intention to exercise the Option, establish any additional conditions or restrictions with respect to the exercise of the Option, including, but not limited to, restrictions on the acceptable form or method of payment of the option price and restrictions for failing to promptly submit to KO or any Affiliate, a tax organizer, or such other tax-related documents reasonably requested by KO or, if different, the Employer, pursuant to KO’s tax equalization program (if optionee is a participant in such program). The optionee shall be informed of such restrictions. The optionee agrees to comply with any such additional conditions or restrictions.

4.
Non‑qualified Option under U.S. Tax Laws. The Options are not intended to be, and shall not be treated as, incentive stock options, as defined in Section 422 of the U.S. Internal Revenue Code of 1986, as amended.

5.
Options are not transferable. The optionee may not assign or transfer the Options in any situation, including, but not limited to, divorce; provided that upon the optionee's death the Options may be transferred to the executor or administrator of the estate. During the lifetime of the optionee, the Options shall be exercisable only by the optionee personally or, in the event of the optionee's Disability if a legal representative has been appointed to act on behalf of the optionee, then by the optionee's legal representative.

6.
Forfeiture of Options and Option gain In the event optionee shall engage in a “Prohibited Activity” (as defined on Schedule A hereto), at any time during the term of the Options, or within one year after termination of optionee’s employment from KO, the Employer or any Affiliate, or within one year after exercise of all or any portion of the Options, whichever occurs latest, this Option shall be rescinded and, if applicable, any gain associated with any exercise of this Option shall be forfeited and repaid to KO. Accordingly, if the optionee engages in a Prohibited Activity, then:

(a)
as of the date that the optionee participates in such Prohibited Activity, all unexercised portions of this Option immediately and automatically shall terminate, be forfeited, and shall cease to be exercisable (unless such Option has been terminated sooner by operation of another term or condition of the Plan or this Agreement); and

(b)
within ten days after receiving from KO written notice of the termination of this Option, the optionee shall pay to KO any and all gains associated with the exercise of all or any portion of this Option, plus interest calculated from the time of such notice through the date of repayment to KO. The gain associated with the exercise of any portion of this Option shall be the closing price per share on the date of the exercise thereof, as reported on the New York Stock Exchange Composite Transactions listing, less the option price per share shown above, multiplied by the number of Options exercised. Interest shall be calculated using the weighted prime rate at SunTrust Bank, Atlanta.
Optionee may be released from the effects of this section if the Committee determines in its sole discretion that such action is in the best interest of KO and its stockholders.
Optionee expressly acknowledges and affirms that the foregoing provisions of this section are material and important terms of this Agreement, and optionee expressly agrees that if all or any part or application of the foregoing provisions of this section are held or determined to be invalid or unenforceable for any reason whatsoever by a court of competent jurisdiction in an action between optionee and KO, KO shall be entitled to receive from optionee, in exchange for the exercise price per share shown above, all shares of KO Stock acquired by optionee upon exercise of any portion of the Option and held by optionee. If optionee has sold, transferred or otherwise disposed of any shares of KO Stock acquired by optionee upon exercise of any portion of the Option, KO shall be entitled to receive from optionee the gain associated with such sale, transfer or disposal, plus interest calculated through the date of payment to KO. The gain associated with the sale, transfer or other disposal of any share of KO Stock acquired by optionee upon exercise of any portion of the Option shall be the closing price per share on the date of such sale, transfer or disposal, as reported on the New York Stock Exchange Composite Transactions listing, less the option price per share shown above, multiplied by the number of shares of KO Stock sold, transferred or disposed of. Interest shall be calculated using the weighted prime rate at SunTrust Bank, Atlanta.

7.
Stock ownership guidelines and agreement to retain net shares. If the optionee is subject to KO’s stock ownership guidelines, the optionee expressly agrees as a condition of this grant that if optionee has not met the applicable stock ownership guidelines within the time prescribed therein, optionee will not sell the number of shares of KO Stock obtained upon exercise of the Options (after paying the Tax‑Related Items and the option price, if applicable) until the optionee has satisfied the optionee's share ownership guidelines and then only shares in excess of those guidelines. Section 16 Executive Officers who have not yet met their stock ownership objective agree to retain at least 50% of shares (after paying taxes) obtained from option exercises until the optionee has satisfied his or her share ownership guidelines. Nothing in this paragraph shall be construed to limit the optionee’s ability to execute a cashless exercise.

8.
Notices. Each notice relating to the Option or its exercise shall be in writing. Requests and other notices regarding the exercise of Options shall be delivered (whether by overnight delivery or by mail) as follows:

Merrill Lynch, Pierce, Fenner & Smith at Merrill Lynch Group Employee Services
Attention: The Coca‑Cola Company Stock Option Plan Unit
1400 Merrill Lynch Drive
Mail Stop 04-BS-PRO
Pennington, New Jersey 08534, USA

All notices to KO shall be addressed as follows:     Director, Executive Compensation
    The Coca‑Cola Company
    One Coca‑Cola Plaza
    Atlanta, Georgia 30313, USA

All notices to the optionee shall be addressed to the principal address of the optionee on file with KO, the Employer and/or Merrill Lynch. Either KO or the optionee may designate a different address by written notice to the other. Written notice to these addresses shall be effective to bind KO, the optionee and the optionee's successors and assigns.

9.
Administrative matters. The optionee hereby agrees that the Committee may, subject to the provisions of the Plan, establish such rules and regulations as it deems necessary or advisable for the proper administration of the Plan, and may make determinations and may take such other action in connection with or in relation to the Plan as it deems necessary or advisable. Each determination or other action made or taken pursuant to the Plan, including interpretation of the Plan and the specific conditions and provisions of this Agreement and the Options, shall be final and conclusive for all purposes and upon all persons including, but without limitation, KO, Affiliates, the Committee, the KO Board of Directors, officers and the affected employees of KO, and the optionees and their respective successors in interest.

When the issuance or transfer of KO Stock pursuant to the exercise of an Option may, in the opinion of KO, conflict or be inconsistent with any applicable law or regulation of any governmental agency having jurisdiction, KO reserves the right to refuse to issue or transfer that KO Stock.

10.	Data Privacy. The following provisions shall apply to the optionee only if he or she resides outside the US, UK, the EU and EEA:

(a)
Optionee voluntarily consents to the collection, use and transfer, in electronic or other form, of his or her personal data as described in this Agreement and any other Plan materials (“Data”) by and among, as applicable, KO and any Affiliate or employer for the exclusive purpose of implementing, administering, and managing his or her participation in the Plan.

(b)
Optionee understands that KO and its Affiliates may hold certain personal information about him or her, including, but not limited to, his or her name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of KO Stock or directorships held in KO, details of all equity awards or any other entitlement to stock awarded, canceled, exercised, vested, unvested or outstanding in his or her favor, for the exclusive purpose of implementing, administering, and managing the Plan.

(c)
Optionee understands that Data will be transferred to one or more stock plan service provider(s) selected by KO, which may assist KO with the implementation, administration, and management of the Plan.  Optionee understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipient’s country (e.g., the United States) may have different, including less stringent, data privacy laws and protections than optionee’s country.  Optionee understands that if he or she resides outside the United States, he or she may request a list with the names and addresses of any potential recipients of the Data by contacting a local human resources representative.  Optionee authorizes KO and any other possible recipients that may assist KO (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purposes of implementing, administering and managing optionee’s participation in the Plan.

(d)
Optionee understands that Data will be held only as long as is necessary to implement, administer and manage his or her participation in the Plan.  Optionee understands that if he or she resides in certain jurisdictions outside the United States, to the extent required by applicable laws, optionee may, at any time, request access to Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents given by accepting the option, in any case without cost, by contacting in writing a local human resources representative.  Further, optionee understands that he or she is providing these consents on a purely voluntary basis.  If optionee does not consent or if he or she later seeks to revoke consent, his or her engagement as a service provider with KO or an Affiliate will not be adversely affected; the only consequence of refusing or withdrawing consent is that KO will not be able to grant him or her awards under the Plan or administer or maintain awards.  Therefore, optionee understands that refusing or withdrawing consent may affect his or her ability to participate in the Plan (including the right to retain the Option).  Optionee understands that he or she may contact a local human resources representative for more information on the consequences of refusal to consent or withdrawal of consent.

The following provisions shall apply to the optionee only if he or she resides in the UK, EU or EEA:

(e)
Data Collected and Purposes of Collection.  Optionee understands that KO, acting as controller, as well as the employer, may collect, to the extent permissible under applicable law, certain personal information about him or her, including name, home address and telephone number, information necessary to process the option (e.g., mailing address for a check payment or bank account wire transfer information), date of birth, social insurance number or other identification number, salary, nationality, job title, employment location, any capital shares or directorships held in KO (but only where needed for legal or tax compliance), any other information necessary to process mandatory tax withholding and reporting, details of all options granted, canceled, vested, unvested or outstanding in his or her favor, and where applicable service termination date and reason for termination  (all such personal information is referred to as “Data”).  The Data is collected from the optionee, the employer, and from KO, for the exclusive purpose of implementing, administering and managing the Plan pursuant to the terms of this Agreement.  The legal basis (that is, the legal justification) for processing the Data is to perform this Agreement.  The Data must be provided in order for optionee to participate in the Plan and for the parties to this Agreement to perform their respective obligations thereunder.  If optionee does not provide Data, he or she will not be able to participate in the Plan and become a party to this Agreement.

(f)
Transfers and Retention of Data.  Optionee understands that the employer will transfer Data to KO for purposes of plan administration. KO and the employer may also transfer optionee’s Data to other service providers (such as accounting firms, payroll processing firms or tax firms), as may be selected by KO in the future, to assist KO with the implementation, administration and management of this Agreement.  Optionee understands that the recipients of the Data may be located in the United States, a country that does not benefit from an adequacy decision issued by the European Commission.  Where an optionee is located in a country that does not benefit from an adequacy decision, the transfer of the Data to that optionee will be made pursuant to an adequate transfer mechanism, such as the European Commission-approved Standard

Contractual Clauses, a copy of which may be obtained at samori@coca-cola.com.   Optionee understands that Data will be held only as long as is necessary to implement, administer and manage his or her rights and obligations under this Agreement, and for the duration of the relevant statutes of limitations, which may be longer than the term of this Agreement.

(g)
Rights in Respect of Data. KO will take steps in accordance with applicable legislation to keep Data accurate, complete and up-to-date.  Optionee is entitled to have any inadequate, incomplete or incorrect Data corrected (that is, rectified).  Optionee also has the right to request access to his or her Data as well as additional information about the processing of that Data.  Further, optionee is entitled to object to the processing of Data or have his or her Data erased, under certain circumstances.  As from May 25, 2018, and subject to conditions set forth in applicable law, optionee also is entitled to (i) restrict the processing of his or her Data so that it is stored but not actively processed (e.g., while KO assesses whether he or she is entitled to have Data erased) and (ii) receive a copy of the Data provided pursuant to this Agreement or generated by optionee, in a common machine-readable format.  To exercise his or her rights, optionee may contact a local human resources representative.  Optionee may also contact the relevant data protection supervisory authority, as he or she has the right to lodge a complaint.  The data protection officer may be contacted at samori@coca-cola.com.

11.	Nature of Grant. In accepting the Options, the optionee acknowledges, understands and agrees that:

(a)	the Plan is discretionary in nature, and KO can amend, modify, suspend, cancel or terminate it at any time, to the extent permitted under the Plan;

(b)
the grant of Options under the Plan is voluntary and occasional and does not create any contractual or other right to receive future grants of any Options, or benefits in lieu of any Options, even if Options have been granted repeatedly in the past;

(c)
all determinations with respect to any future awards, including, but not limited to, the times when Options shall be granted, the option price, and the time or times when each right shall be exercisable, will be at the sole discretion of the Committee;

(d)	participation in the Plan is voluntary;

(e)	the Option and any shares of KO Stock acquired under the Plan are not intended to replace any pension rights or compensation;

(f)	the future value of the shares of KO Stock underlying the Option is unknown, indeterminable and cannot be predicted with certainty;

(g)	if the underlying shares of KO Stock do not increase in value, the Option will have no value;

(h)	if the optionee exercises the Option and acquires shares of Stock, the value of such shares of KO Stock may increase or decrease in value, even below the option price;

(i)
the Options and any shares of KO Stock acquired under the Plan and any income derived therefrom are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any termination, severance, resignation, redundancy, dismissal, end of service payments, bonuses, long-service awards, life or accident insurance benefits, pension or retirement or welfare benefits or similar payments;

(j)
for purposes of the Option, the optionee's employment or service relationship will be considered terminated as of the date the optionee is no longer actively providing services to the Company or an Affiliate (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the optionee is employed or the terms of the optionee's employment agreement, if any), and unless otherwise expressly provided in this Agreement or determined by the Company, (i) the optionee's right to vest in the Option under the Plan, if any, will terminate as of such date and will not be extended by any notice period (e.g., the optionee's period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where the optionee is employed or the terms of the optionee's employment agreement, if any); and (ii) the period (if any) during which the optionee may exercise the Option after such termination of the optionee's employment or service relationship will commence on the date the optionee ceases to actively provide services and will not be extended by any notice period mandated under employment laws in the jurisdiction where the optionee is employed or terms of the optionee's employment agreement, if any; the Committee shall have the exclusive discretion to determine when the optionee is no longer actively providing services for purposes of the optionee's Option grant (including whether the optionee may still be considered to be providing services while on a leave of absence);

(k)
no claim or entitlement to compensation or damages shall arise from forfeiture of the Option resulting from the termination of the optionee's employment or other service relationship (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the optionee is employed or the terms of the optionee's employment agreement, if any), and in consideration of the grant of the Option to which the optionee is otherwise not entitled, the optionee irrevocably agrees never to institute any claim against the Company, the Employer or any Affiliate; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, the optionee shall be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claim;

(l)
the Option grant and the optionee's participation in the Plan shall not create a right to employment or be interpreted as forming an employment or service contract with the Company, the Employer or any Affiliate, and shall not interfere with the ability of the Company, the Employer or any Affiliate, as applicable, to terminate the optionee's employment or service relationship (if any); and

(m)
if the optionee is providing services outside the United States, the optionee acknowledges and agrees that neither the Company, the Employer nor any Affiliate shall be liable for any foreign exchange rate fluctuation between the optionee's local currency and the United States Dollar that may affect the value of the Option or of any amounts due to me pursuant to the exercise of the Option or the subsequent sale of any shares of KO Stock acquired upon exercise.

12.
No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the optionee's participation in the Plan, or optionee's acquisition or sale of the underlying shares of KO Stock. The optionee is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding the optionee's participation in the Plan before taking any action related to the Plan.

13.
Entire Agreement Severability. The Plan and this Agreement set forth the entire understanding between the optionee, the Employer, the Company, and any Affiliate regarding the acquisition of the shares of KO Stock and supersedes all prior oral and written agreements pertaining to this Option. If all or any part or application of the provisions of this Agreement are held or determined to be invalid or unenforceable for any reason whatsoever by a court of competent jurisdiction in an action between optionee and KO, each and all of the other provisions of this Agreement shall remain in full force and effect.

14.
Governing Law and Venue. The Option grant and this Agreement has been made in and shall be governed by, construed under and in accordance with the laws of the State of Delaware, United States of America, without regard to the conflict of law provisions, as provided in the Plan. Any and all disputes relating to, concerning or arising from this Agreement, or relating to, concerning or arising from the relationship between the parties evidenced by the Options or this Agreement, shall be brought and heard exclusively in the United States District Court for the District of Delaware or the Delaware Superior Court, New Castle County. Each of the parties hereby represents and agrees that such party is subject to the personal jurisdiction of said courts; hereby irrevocably consents to the jurisdiction of such courts in any legal or equitable proceedings related to, concerning or arising from such dispute, and waives, to the fullest extent permitted by law, any objection which such party may now or hereafter have that the laying of the venue of any legal or equitable proceedings related to, concerning or arising from such dispute which is brought in such courts is improper or that such proceedings have been brought in an inconvenient forum.

15.
Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The optionee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company and that such online or electronic participation shall have the same force and effect as documentation executed in written form.

16.
Language. If the optionee has received this Agreement, or any other document related to the Option and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

17.
Appendix. Notwithstanding any provisions in this Agreement, the Option grant shall be subject to any special terms and conditions set forth in the Appendix to this Agreement for the optionee's country. Moreover, if the optionee relocates to one of the countries included in the Appendix, the special terms and conditions for such country will apply to the optionee, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Agreement.

18.
Imposition of Other Requirements. The Company reserves the right to impose other requirements on the optionee's participation in the Plan, on the Option and on any shares of KO Stock purchased upon exercise of the Option, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the optionee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

19.
Waiver. The optionee acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by the optionee or any other optionee.

20.
Insider Trading Restrictions/Market Abuse Laws. The optionee acknowledges that, depending on the optionee’s country of residence, the optionee may be subject to insider trading restrictions and/or market abuse laws, which may affect the optionee’s ability to acquire or sell shares of KO Stock or rights to shares of KO Stock (e.g., Options) under the Plan during such times as the optionee is considered to have “inside information” regarding the Company (as defined by the laws in the optionee’s country). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under KO’s insider trading policy. The optionee acknowledges that it is his or her responsibility to comply with any applicable restrictions, and the optionee is advised to speak to his or her personal advisor on this matter.

THE COCA-COLA COMPANY
By: The Committee

Authorized Signature

Using the Merrill Lynch voice response system or other available means, the optionee must accept the above Options to purchase shares of KO Stock in accordance with and subject to the terms and conditions of this Agreement and the Plan, acknowledge that he or she has read this Agreement and the Plan, and agree to be bound by this Agreement, the Plan and the actions of the Committee. If he or she does not do so prior to [date], then KO may declare the Option grant null and void at any time. Also, in the unfortunate event that death occurs before this Agreement has been accepted, this Option grant will be voided, which means the Options will terminate automatically and cannot be transferred to the optionee's heirs pursuant to the optionee's will or the laws of descent and distribution.

Schedule A
Prohibited Activities

For purposes of this Agreement, the term “Prohibited Activity” shall include any and all of the following:

(a)
Non-Disparagement – making any statement, written or verbal, in any forum or media, or taking any action in disparagement of KO, the Employer and/or any Affiliate thereof, including but not limited to negative references to KO or its products, services, corporate policies, or current or former officers or employees, customers, suppliers, or business partners or associates;

(b)
No Publicity – publishing any opinion, fact, or material, delivering any lecture or address, participating in the making of any film, radio broadcast or television transmission, or communicating with any representative of the media relating to confidential matters regarding the business or affairs of KO, the Employer and/or any Affiliate which optionee was involved with during optionee’s employment;

(c)
Non-Disclosure of Trade Secrets – failure to hold in confidence all Trade Secrets of KO that came into optionee’s knowledge during optionee’s employment by KO, the Employer or any Affiliate, or disclosing, publishing, or making use of at any time such Trade Secrets, where the term "Trade Secret" means any technical or non-technical data, formula, pattern, compilation, program, device, method, technique, drawing, process, financial data, financial plan, product plan, list of actual or potential customers or suppliers or other information similar to any of the foregoing, which (i) derives economic value, actual or potential, from not being generally known to and not being readily ascertainable by proper means by, other persons who can derive economic value from its disclosure or use, and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy;

(d)
Non-Disclosure of Confidential Information – failure to hold in confidence all Confidential Information of KO, the Employer and/or any Affiliate that came into optionee’s knowledge during optionee’s employment by KO, the Employer or any Affiliate, or disclosing, publishing, or making use of such Confidential Information, where the term "Confidential Information" means any data or information, other than Trade Secrets, that is valuable to KO and not generally known to the public or to competitors of KO;

(e)
Return of Materials – failure of optionee, in the event of optionee’s termination of employment for any reason, promptly to deliver to KO all memoranda, notes, records, manuals or other documents, including all copies of such materials and all documentation prepared or produced in connection therewith, containing Trade Secrets or Confidential Information regarding KO's business, whether made or compiled by optionee or furnished to optionee by virtue of optionee’s employment with KO, the Employer or any Affiliate, or failure promptly to deliver to KO all vehicles, computers, credit cards, telephones, handheld electronic devices, office equipment, and other property furnished to optionee by virtue of optionee’s employment with KO, the Employer or any Affiliate;

(f)
Non-Compete – rendering services for any organization which, or engaging directly or indirectly in any business which, in the sole judgment of the Committee or the Chief Executive Officer of KO or any senior officer designated by the Committee, is or becomes competitive with KO;

(g)
Non-Solicitation –soliciting or attempting to solicit for employment for or on behalf of any corporation, partnership, or other business entity any employee of the Company or an Affiliate with whom optionee had professional interaction during the last twelve months of optionee’s employment with KO or the Affiliate; or

(h)	Violation of KO Policies – violating any written policies of KO or the Employer applicable to optionee, including without limitation, KO’s insider trading policy.

Nothing in this Agreement is intended to or shall be interpreted as diminishing or otherwise limiting KO’s right under applicable state or local law or any prior agreement I have signed or made with KO regarding trade secrets, confidential information, or intellectual property.
APPENDIX TO

THE COCA-COLA COMPANY
2014 EQUITY PLAN
STOCK OPTION AGREEMENT

Terms and Conditions
This Appendix includes additional terms and conditions that govern the Options granted to the optionee under the Plan if the optionee works in one of the countries listed below. If the optionee is a citizen or resident of a country other than the one in which the optionee is currently working, is considered a resident of another country for local law purposes or if the optionee transfers employment and/or residency between countries after the grant date, KO will, in its discretion, determine the extent to which the terms and conditions herein will be applicable to the optionee.
Certain capitalized terms used but not defined in this Appendix have the same meanings set forth in the Plan and/or the Agreement, as applicable.
Notifications
This Appendix also includes information regarding securities, exchange control and certain other tax or legal issues of which the optionee should be aware with respect to the optionee’s participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of December 2018. Such laws are often complex and change frequently. As a result, KO strongly recommends that the optionee not rely on the information in this Appendix as the only source of information relating to the consequences of the optionee’s participation in the Plan because the information may be out of date at the time that the Options vest, the optionee exercises the Options or the optionee sells shares of KO Stock acquired under the Plan.
In addition, the information contained herein is general in nature and may not apply to the optionee’s particular situation and KO is not in a position to assure the optionee of a particular result. Accordingly, the optionee is advised to seek appropriate professional advice as to how the relevant laws in the optionee’s country may apply to his or her situation. Furthermore, additional privacy laws may apply in the optionee’s country.
Finally, if the optionee is a citizen or resident of a country other than the one in which the optionee is currently working, is considered a resident of another country for local law purposes or if the optionee transfers employment and/or residency between countries after the grant date, the information contained herein may not be applicable to the optionee in the same manner.
ARGENTINA
Notifications

Securities Law Information

The optionee understands that neither the Options nor the shares of KO Stock underlying the Options are publicly offered or listed on any stock exchange in Argentina. Therefore, the offer of the Options does not constitute a public offering as defined under Argentine law. The offer is private and not subject to the supervision of any Argentine governmental authority.

Limited Method of Exercise

In accordance with Section 3 of the Agreement, the method of payment of the option price of the Options shall, unless otherwise determined by the Committee at its discretion, be limited to a cashless exercise authorized by KO, or by delivery, through attestation, of shares of KO Stock owned by the optionee. Payment of option price shall not be permitted in cash. Consequently, no funds will flow out of Argentina in connection with the Options.

Exchange Control Information

If the optionee transfers proceeds from the sale of shares of KO Stock and any cash dividends into Argentina, the optionee may be subject to certain restrictions. If the transfer of funds received in connection with the Option into Argentina is made within 10 days of receipt, 30% of the amount transferred into Argentina may be subject to mandatory deposit in a non-interest bearing account for a holding period of 365 days. The Argentine bank handling the transaction may request certain documentation in connection with the request to transfer sale proceeds into Argentina (e.g., evidence of the sale, proof of the source of the funds used to purchase the shares, etc.). If the bank determines that the 10-day rule or any other rule or regulation promulgated by the Argentine Central Bank has not been satisfied, it will require that 30% of the proceeds be placed in a non-interest bearing deposit account for a holding period of 365 days.

The optionee is solely responsible for complying with the exchange control rules that may apply to the optionee in connection with his or her participation in the Plan and/or transfer of proceeds from the sale of shares of KO Stock or receipt of dividends acquired under the Plan into Argentina. Prior to transferring funds into Argentina, the optionee should consult his or her local bank and/or exchange control advisor to confirm what will be required by the bank because interpretations of the applicable Central Bank regulations vary by bank and exchange control rules and regulations are subject to change without notice.

Foreign Asset/Account Reporting Information

Argentinian residents must report any shares of KO Stock acquired under the Plan and held by the resident on December 31 of each year on their annual tax return for that year.

AUSTRALIA

Terms and Conditions

Australian Offer Document
The offer of the Option is intended to comply with the provisions of the Corporations Act 2001, ASIC Regulatory Guide 49 and ASIC Class Order CO 14/1000. Additional details are set forth in the Offer Document for the offer of the Option to Australian resident employees, which will be provided to the optionee with the Agreement.

Notifications

Securities Law Information

The offering and resale of the KO Stock acquired under the Plan to a person or entity resident in Australia may be subject to disclosure requirements under Australian law. The optionee should obtain legal advice regarding any applicable disclosure requirements prior to making any such offer.

Exchange Control Information

Australian residents must report inbound and/or outbound cash transactions exceeding A$10,000 and inbound and/or outbound international fund transfers of any value if the transfers do not involve an Australian bank.
Offer of Stock Awards
The Board of Directors of KO, in its absolute discretion, may make a written offer to an eligible person who is an Australian resident it chooses to accept a stock award to acquire shares.
The offer shall specify the maximum number of shares subject to a stock award which the optionee may accept, the date of grant, the exercise price (if any), the expiration date, the vesting conditions (if any), any applicable holding period and any disposal restrictions attaching to the Options or the resultant shares of KO Stock (all of which may be set by the Board of Directors of KO in its absolute discretion).
The offer is intended to receive tax deferred treatment under Subdivision 83A-C of the Income Tax Assessment Act 1997(Cth). The conditions to receive such treatment are contained in this Appendix.
The offer shall be accompanied by an acceptance form and a copy of the Plan and this Appendix or, alternatively, details on how the optionee may obtain a copy of the Plan and this Appendix.
Grant of Awards
If the optionee validly accept the Board of Directors of KO’s offer of a stock award, the Board must grant the optionee the stock award for the number of shares for which the stock award was accepted. However, the Board must not do so if the optionee has ceased to be an eligible person at the date when the stock award is to be granted or the Company is otherwise prohibited from doing so under the Corporations Act 2001(Cth) (the “Corporations Act”) without a disclosure document, product disclosure statement or similar document.
The Company must provide a stock award agreement in respect of the stock award granted to the optionee to be executed by the optionee as soon as practicable after the date of grant.
Stock awards granted to the optionee under this Appendix that are Options must not have an expiration date exceeding fifteen (15) years from the date of grant.
Tax Deferred Treatment
Ordinary shares. Stock awards issued to the optionee under this Appendix must relate to ordinary shares. For the purpose of this Appendix, ordinary shares shall be defined in accordance with its ordinary meaning under Australian law.
Predominant business of the Company. Stock swards must not be issued optionee where those stock awards relate to options or shares in a company that has a predominant business of the acquisition, sale or holding of shares, securities or other investments.
Real risk of forfeiture. Stock awards that are options issued to optionee under this Appendix must have a real risk of forfeiture, the vesting conditions by which this risk is achieved is to be determined by the Board of Directors of KO in its absolute discretion.
10% limit on shareholding and voting power. Immediately after optionee acquires the stock awards, optionee must not: (i) hold a beneficial interest in more than 10% of the shares in KO; or (ii) be in a position to cast, or control the casting of, more than 10% of the maximum number of votes that might be cast at a general meeting of KO. For the purposes of these thresholds, stock awards that are options are treated as if they have been exercised and converted into KO Stock.
AUSTRIA

Notifications

Securities Disclaimer

The participation in the Plan is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Directive as implemented in Austria. Participation in the Plan is also anticipated to be exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Regulation in force from July 2019.

Consumer Protection Information

The optionee may be entitled to revoke the Agreement on the basis of the Austrian Consumer Protection Act (the “Act”) under the conditions listed below, if the Act is considered to be applicable to the Agreement and the Plan:

(i)	The revocation must be made within one week after the acceptance of the Agreement.

(ii)
The revocation must be in written form to be valid. It is sufficient if the optionee returns the Agreement to KO or KO’s representative with language that can be understood as the optionee’s refusal to conclude or honor the Agreement, provided the revocation is sent within the period discussed above.

Exchange Control Information
If the optionee holds securities (including shares of KO Stock acquired under the Plan) or cash (including proceeds from the sale of shares and any cash dividends) outside of Austria (even if the optionee holds them outside of Austria at a branch of an Austrian bank), the optionee may be required to report certain information to the Austrian National Bank if certain thresholds are exceeded.
Specifically, if the optionee is an Austrian resident and holds securities outside of Austria, reporting requirements will apply if the value of such securities meets or exceeds (i) €30,000,000 as of the end of any calendar quarter, or (ii) €5,000,000 as of December 31. Further, if the optionee holds cash in accounts outside of Austria (including proceeds from the sale of shares and any cash dividends), monthly reporting requirements will apply if the aggregate transaction volume of such cash accounts meets or exceeds €3,000,000 including the transactions and balances of all such cash accounts.

BELGIUM

Terms and Conditions

Offer Document

The optionee must accept the Option in writing (including electronic signature) either (i) within 60 days of the offer (for tax at offer), or (ii) after 60 days of the offer (for tax at exercise) by completing the attached Offer Document. The optionee should consult a personal tax advisor with respect to completing the Offer Document.

Notifications

Securities Disclaimer

The participation in the Plan is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Directive as implemented in Belgium. Participation in the Plan is also anticipated to be exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Regulation in force from July 2019.

Foreign Asset/Account Reporting Information

The optionee is required to report any taxable income attributable to the Option on his or her annual tax return. Additionally, Belgian residents are required to report any security or bank accounts (including brokerage accounts) maintained outside of Belgium on their annual tax return. In a separate report, they will be required to provide the National Bank of Belgium with certain details regarding such foreign accounts.

Tax Information
This section is intended to advise optionees of potential tax impacts of certain actions or inactions under Belgian law. This section is applicable to any optionee who is subject to income tax in Belgium, including residents. Optionees are urged to consult their personal tax advisers when considering all matters regarding the Option grant set forth in the Agreement.
Options accepted within 60 days following the offer date
At grant: Stock Options that are accepted in writing within 60 days following the offer date are taxable on the date of grant. (Grant date is deemed to be the 60th day following the date of offer.) The taxable benefit is calculated as a percentage of the closing market price on the last trading day preceding the date of offer, plus any excess of the closing market price over the option price. Optionee acknowledges that these taxes are required to be paid even if the Options are later forfeited for any reason, including without limitation termination of employment, and/or the optionee is not actually able to realize value from the Options. The tax paid may not be refunded by the Belgian revenue agency.
At exercise: No Belgian tax consequences, unless the optionee breaks his or her commitment to hold and not exercise the Options before the end of the third calendar year following the calendar year in which the offer was made.
At sale: In principle, no Belgian tax consequences. KO will report details of Option benefits—both at the time of grant and possibly at the time of exercise if the Options are exercised before the expiration of the committed holding period. Tax is due and payable with the optionee’s individual income tax return for the year of grant and possibly in the year of exercise.
Options accepted after the 60th day following the offer date
At grant: In principle, under current guidance from the Belgian tax authorities, no Belgian tax consequences.
At exercise: According to current guidance from the Belgian Minister of Finance, Options that are accepted in writing after the 60th day following the offer date are not subject to taxation at grant, but to taxation at exercise. The taxable benefit is the difference between the actual value of the shares of KO Stock at exercise less the Option price paid.
At sale: In principle, no Belgian tax consequences. KO and its Affiliates make no guarantee of any tax consequences to the optionee, as laws and guidance may change. In the case of any such changes, the optionee will accept the possibility of corresponding changes in KO’s obligation in respect of reporting and withholding.
Declining Options
If the optionee declines the Options, no tax will be owed at any time, but the Options will be declared null and void.
Special note for global mobility associates
Individuals resident in Belgium who are on international assignment under a KO or Affiliate program (e.g., ISAs or ESAs) are requested to accept the Options after 60 days of the date of offer. Should an international assignee accept the Options prior to 60 days from the date of offer, any taxes due on the grant of the Options shall be the international assignee’s personal responsibility and shall not be covered by the tax equalization policy.

Belgium Offer Document
Sign here to accept or decline the grant:
Check one of the following three lines:
1.      Accept within 60-day period
I accept within the 60-day period (before [date – 60 days after Option Offer Date]) and commit to hold and not to exercise the Options before the end of the third calendar year following the year of offer. By accepting the Options within 60 days of the date of the offer, the Options will be taxed in the tax year in which they are accepted. I acknowledge that these taxes are required to be paid even if the Options are later forfeited for any reason and/or I am not actually able to realize value from the Options. I hereby accept all the terms and conditions of this Agreement and the Plan, acknowledge that I have read this Agreement and the Plan, and agree to be bound by this Agreement, the Plan and the actions of the Committee.
2.      Accept after the 60-day period
I accept after the 60-day period (after [date – 60 days after Option Offer Date]). By accepting the Options at least 60 days after the date of the offer, under current guidance from the Belgian tax authorities, the Options will be taxed at the time Options are exercised, based on the difference between the option price and the grant price. KO and its Affiliates make no guarantee of any tax consequences to the optionee, as laws and guidance may change.

3.      DECLINE ALL: I hereby decline all of the Options granted.

Optionee Signature

Date of Signature

Warning: If the optionee does not accept all or part of the grant by checking the first or second line, signing above, and returning this Agreement prior to [date], then KO may declare the Option grant null and void. Also, in the unfortunate event that death occurs before this Agreement has been so accepted then this Option grant will be voided, which means the Options cannot be transferred to the optionee's heirs pursuant to the optionee's will or the laws of descent and distribution.

INSTRUCTIONS FOR RETURNING SIGNED GRANT AGREEMENT:
Deliver by internal mail to Human Resources, p/a., Chaussee de Mons 1424, 1070 Brussels

BRAZIL

Terms and Conditions

Nature of Grant

The following provision supplements Section 11 of the Agreement:

The optionee agrees that (i) he or she is making an investment decision, (ii) the optionee will be entitled to exercise the Option only if the vesting conditions are met and any necessary services are rendered by the optionee over the vesting period, and (iii) the value of the underlying shares of KO Stock is not fixed and may increase or decrease in value over the vesting period without compensation to the optionee.

Compliance with Law
By accepting the Option, the optionee acknowledges his or her agreement to comply with applicable Brazilian laws and to pay any and all applicable taxes associated with the exercise of Options and the sale of shares of KO Stock acquired under the Plan and the receipt of any dividends.

Notifications
Exchange Control Information
Remittance of funds for the purchase of shares of KO Stock under the Plan must be made through an authorized commercial bank in Brazil.
Foreign Asset/Account Reporting Information
If the optionee is resident or domiciled in Brazil, the optionee will be required to submit an annual declaration of assets and rights held outside of Brazil to the Central Bank of Brazil if the aggregate value of such assets and rights is equal to or greater than US$100,000 as of December 31. Assets and rights that must be reported include shares of KO Stock acquired under the Plan.

CANADA

Terms and Conditions

Termination of Employment

The following provision replaces Section 11(j) of the Agreement:

In the event of the optionee’s termination of employment for any reason (whether or not later found invalid or in breach of local employment laws or the terms of the optionee’s employment agreement, if any), any non-vested Options shall be immediately forfeited without consideration; except as is otherwise explicitly provided in the Agreement and the Plan. For purposes of the preceding sentence, the optionee’s right to vest in and exercise the Option will terminate effective as of the earlier of the following dates: (i) the date on which optionee’s employment is terminated; (ii) the date the optionee receives written notice of termination of employment from KO or one of the Affiliates; or (iii) the date the optionee is no longer actively employed by or providing services to KO or one of the Affiliates. The right to vest in and exercise the Option (as discussed above) will not be extended by any notice period (e.g., active service would not include any contractual notice period or any period of “garden leave” or similar period mandated under Canadian laws or the terms of the optionee's employment or service agreement, if any). The Committee shall have the exclusive discretion to determine when the optionee is no longer actively providing services for purposes of the optionee's Option grant (including whether the optionee may still be considered to be providing services while on a leave of absence).

Data Privacy

The following provision supplements Section 10 of the Agreement:

The optionee hereby authorizes KO and KO’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. The optionee further authorizes KO, any Affiliates and any stock plan service provider that may be selected by KO to assist with the Plan to disclose and discuss the Plan with their respective advisors. The optionee further authorizes KO and any Affiliates to record such information and to keep such information in the optionee’s employee file.

Language Consent
The following terms and conditions apply to the optionees resident in Quebec:

The parties acknowledge that it is their express wish that the Agreement, as well as all documents, notices, and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Consentement relatif à la langue utilisée

Les parties reconnaissent avoir exigé que cette convention («Agreement») soit rédigée en anglais, ainsi que tous les documents, avis et procédures judiciaires, éxécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement à la présente.

Notifications

Securities Law Information

The optionee is permitted to sell shares of KO Stock acquired through the Plan through the designated broker appointed by KO, provided the resale of shares of KO Stock acquired under the Plan takes place outside of Canada through the facilities of a stock exchange on which the shares of KO Stock are listed (i.e., New York Stock Exchange).

Foreign Asset/Account Reporting Information

Canadian residents are required to report any foreign property (e.g., shares of KO Stock acquired under the Plan and possibly unvested Options) on form T1135 (Foreign Income Verification Statement) if the total cost of their foreign property exceeds C$100,000 at any time in the year, although the reporting requirements have been simplified if the cost is less than C$250,000. It is the optionee's responsibility to comply with these reporting obligations, and the optionee should consult his or her own personal tax advisor in this regard.

CHILE
Notifications
Securities Law Information
Neither KO nor KO Stock are registered with the Chilean Registry of Securities or under the control of the Chilean Superintendence of Securities.
Exchange Control Information
It is the optionee’s responsibility to make sure that the optionee complies with exchange control requirements in Chile when the value of his or her share transaction is in excess of US$10,000.
If the aggregate value of the KO Stock received under the Options exceeds US$10,000, the optionee must sign Annex 1 of the Manual of Chapter XII of the Foreign Exchange Regulations and file it directly with the Central Bank within 10 days of the settlement of the Options.
The optionee is not required to repatriate funds obtained from the sale of KO Stock. However, if the optionee decides to repatriate such funds, the optionee must do so through the Formal Exchange Market if the amount of the funds exceeds US$10,000. In such case, the optionee must report the payment to a commercial bank or registered foreign exchange office receiving the funds.

If the optionee’s aggregate investments held outside of Chile exceeds US$5,000,000 (including the investments made under the Plans), the optionee must report the investments annually to the Central Bank. Annex 3.1 of Chapter XII of the Foreign Exchange Regulations must be used to file this report.
Please note that exchange control regulations in Chile are subject to change. The optionee should consult with his or her personal legal advisor regarding any exchange control obligations that the optionee may have prior to the exercise of the Options.
Annual Tax Reporting Obligation
The Chilean Internal Revenue (the “CIRS”) requires all taxpayers to provide information annually regarding: (i) the taxes paid abroad which they will use as a credit against Chilean income taxes, and (ii) the results of foreign investments. These annual reporting obligations must be complied with by submitting a sworn statement setting forth this information before March 15 of each year. The forms to be used to submit the sworn statement are Tax Form 1853 “Annual Sworn Statement Regarding Credits for Taxes Paid Abroad” and Tax Form 1851 “Annual Sworn Statement Regarding Investments Held Abroad.” If the optionee is not a Chilean citizen and has been a resident in Chile for less than three years, the optionee is exempt from the requirement to file Tax Form 1853. These statements must be submitted electronically through the CIRS website at http://www.sii.cl.
Tax Implications
Under current rules, the Options may be subject to income tax at both the time of grant and the time of exercise. Capital gains tax applies when the shares acquired from exercise are sold. The optionee must report to the CIRS stock option grants and exercises, as well as any stock sales, on the optionee’s monthly tax return for the date of the taxable event. Applicable tax rules may often subject to change, sometimes on a retroactive basis. The optionee should consult with his or her personal legal advisor regarding tax implications of the Options.
CHINA

Terms and Conditions

The following provisions govern the optionee’s participation in the Plan if the optionee is a national or passport holder of the People’s Republic of China (“PRC”) resident and working in mainland China:

Separation from the Company

Notwithstanding any provisions in the Agreement to the contrary, the following provisions apply in the event of separation from the Company or an Affiliate in China due to Disability or Retirement:

The following provisions of Section 2(a) of the Agreement are replaced with the following:

Event	Impact on Vesting	Impact on Exercise Period
Employment with the Company or a Subsidiary terminates after attaining age 55 (noted as age 60 in Section 2(a) of the Agreement) and completing 10 Years of Service (“Retirement”)	Options held at least 12 months become immediately vested. Options held less than 12 months are forfeited.	Expires upon earlier of (1) six months from termination date or (2) Option expiration date provided in the Agreement.
Employment with the Company or a Subsidiary terminates because of Disability	All Options become immediately vested.	Expires upon earlier of (1) six months from termination date or (2) Option expiration date provided in the Agreement.

Exchange Control Requirements

To comply with local exchange control requirements and allow the Plan to continue in operation, as a condition of participation, the optionee must execute the Power of Attorney below and agree to certain special terms and conditions as set forth below. Any and all Options granted to the optionee (including any and all outstanding Options previously granted, any shares of KO Stock issued to the optionee in respect thereof, as well as current and future grants of Options issued to the optionee hereafter) are subject to local exchange control requirements, including the following special terms and conditions:

(i)Notwithstanding any terms or conditions of the Plan and the Agreement to the contrary, the optionee will be restricted to the cashless sell-all method of exercise with respect to his or her Options. To complete a cashless sell-all exercise, the optionee understands that he or she should instruct the broker to: (i) sell all of the shares of KO Stock issued upon exercise; (ii) use the proceeds to pay the option price, any applicable Tax‑Related Items and brokerage fees or commissions; and (iii) remit the balance in cash to the optionee. The optionee acknowledges that KO’s designated broker is under no obligation to arrange for the sale of the shares of KO Stock at any particular price. In the event of changes in regulatory requirements, KO reserves the right to eliminate the cashless sell-all method of exercise requirement and, in its sole discretion, to permit cash exercise or cashless sell-to-cover exercise.

(ii)Notwithstanding any terms or conditions of the Plan and the Agreement to the contrary, the optionee understands and agrees that upon termination of employment for any reason whatsoever, the optionee (or, in the event of death, the optionee’s legal representative) will be permitted to exercise any unexercised Options for the shorter of the post-termination exercise period (if any) set forth in the Agreement and six (6) months of the termination of employment, or within any other such time frame as may be required or permitted by the State Administration of Foreign Exchange (“SAFE”) Shanghai branch but in any event no later than the Option expiration date. Any unexercised portion of the Option shall immediately expire after this time. Further, KO shall have the exclusive discretion to determine when the optionee is no longer actively providing service for purposes of the Options;

(iii)The optionee must repatriate the cash proceeds from the sale of the shares of KO Stock issued upon the exercise of the Options to China. Such repatriation of the cash proceeds may need to be effectuated through a special exchange control account established by KO, the Employer or another Affiliate in China, and any proceeds from the cashless sell-all exercise of Options may be transferred to such special account prior to being delivered to the optionee (less any Tax-Related Items and any brokerage fees or commissions);

(iv)KO will deliver the proceeds of the cashless sell-all exercise of Options sale of shares of KO Stock (less any Tax Related Items and any brokerage fees or commissions) to the optionee as soon as possible, but there may be delays in distributing the funds to the optionee due to exchange control requirements in China. Proceeds may be paid to the optionee in U.S. dollars or local currency at KO’s discretion. If the proceeds are paid to the optionee in U.S. dollars, the optionee will be required to set up a U.S. dollar bank account in China so that the proceeds may be deposited into this account. If the proceeds are paid to the optionee in local currency, KO is under no obligation to secure any particular exchange conversion rate and KO may face delays in converting the proceeds to local currency due to exchange control restrictions. The optionee acknowledges and agrees that he or she bears the risk of any currency conversion rate fluctuation during that time.

(v)The optionee further agrees to comply with any other requirements that may be imposed by KO in the future in order to facilitate compliance with exchange control requirements in China.

Power of Attorney

The optionee is a PRC national employee working for KO, the Employer or an Affiliate in China and, by electing to participate in the Plan and accepting the Agreement (including this Appendix), does hereby appoint as attorney-in-fact, KO, through its duly appointed representative, as the optionee’s true and lawful representative, with full power and authority to do the following:

(i)To direct, instruct, authorize and prepare and execute any document necessary to have Merrill Lynch (or any successor broker designated by KO) sell on the optionee’s behalf all of the shares of KO Stock the optionee receives through the exercise of any Options through a cashless sell-all exercise;

(ii)To direct, instruct, authorize and prepare and execute any document necessary to have Merrill Lynch (or any successor broker designated by KO) repatriate the proceeds of the sale of the optionee’s shares of KO Stock through a special exchange control account in China established by KO, the Employer or any other Affiliate in China;

(iii)To direct, instruct, authorize and prepare and execute any document necessary to have KO and/or Merrill Lynch (or any successor broker designated by KO) use the optionee’s bank and/or brokerage account information and any other information as required to effectuate the sale of shares of KO Stock and the repatriation and delivery of the cash proceeds from such sale;

(iv)To take any additional action that may be necessary or appropriate for implementation of the Plan with SAFE or any other competent PRC authority, including but not limited to the transfer of funds through a special exchange control account in China; and

(v)To constitute and appoint, in the optionee’s place and stead, and as the optionee’s substitute, one representative or more, with power of revocation.

The optionee hereby ratifies and confirms as his or her own act and deed all that such representative may do or cause to be done by virtue of this instrument.

Notifications

Foreign Asset/Account Reporting Information

The optionee may be required to report to SAFE all details of his or her foreign financial assets and liabilities, as well as details of any economic transactions conducted with non-PRC residents. Under these rules, the optionee may be subject to reporting obligations for the Options, shares of Stock acquired under the Plan, the receipt of any dividends and the sale of shares.

DENMARK
Terms and Conditions
Stock Option Act. By accepting this Award, the Optionee acknowledges that he or she received an Employer Statement (attached immediately below), translated into Danish, which is being provided to comply with the Danish Stock Option Act (the “Act”), to the extent that the Act applies to the Restricted Stock Units.  If applicable, to the extent more favorable and required to comply with the Act, the terms set forth in the Employer Statement will apply to the Optionee’s participation in the Plan.
Please be aware that as set forth in Section 1 of the Act, the Act only applies to “employees” as that term is defined in Section 2 of the Act.  If the Optionee is a member of the registered management of a Subsidiary or affiliate in Denmark or otherwise does not satisfy the definition of employee, the Optionee will not be subject to the Act and the Employer Statement will not apply to him or her.
Notifications
Securities/Tax Reporting Information.  The Optionee may hold shares of Stock acquired under the Plan in a safety-deposit account (e.g., a brokerage account) with either a Danish bank or with an approved foreign broker or bank.  If the shares of Stock are held with a foreign broker or bank, the Optionee is required to inform the Danish Tax Administration about the safety-deposit account.  For this purpose, the Optionee must file a Form V (Erklaering V) with the Danish Tax Administration.  The Optionee must sign the Form V and the broker or bank may sign the Form V.  By signing the Form V, the broker or bank undertakes an obligation, without further request each year, to forward information to the Danish Tax Administration concerning the shares of Stock in the safety-deposit account.  In the event that the applicable broker or bank with which the account is held does not wish to, or, pursuant to the laws of the country in question, is not allowed to assume such obligation to report, the Optionee will be solely responsible for providing certain details regarding the foreign brokerage or bank account and any shares of Stock acquired in connection with the Plan and held in such account to the Danish Tax Administration as part of the Optionee’s annual income tax return.  By signing the Form V, the Optionee authorizes the Danish Tax Administration to examine the account.  A sample of the Form V can be found at the following website: www.skat.dk/getFile.aspx?Id=47392.
In addition, if the Optionee opens a brokerage account (or a deposit account with a U.S. bank), the brokerage account (or bank account, as applicable) will be treated as a deposit account because cash can be held in the account.  Therefore, the Optionee must also file a Form K (Erklaering K) with the Danish Tax Administration.  Both the Optionee and the broker must sign the Form K unless an exemption from the broker/bank signature requirement is granted by the Danish Tax Administration. It is possible to seek the exemption on the Form K, which the Optionee should do at the time the Optionee submits the Form K.  By signing the Form K, the broker or bank, as applicable, undertakes an obligation, without further request each year, to forward information to the Danish Tax Administration concerning the content of the deposit account.  In the event that the applicable financial institution (broker or bank) with which the account is held does not wish to, or, pursuant to the laws of the country in question, is not allowed to assume such obligation to report, the Optionee will be solely responsible for providing certain details regarding the foreign brokerage or bank account to the Danish Tax Administration as part of the Optionee’s annual income tax return.   By signing the Form K, the Optionee authorizes the Danish Tax Administration to examine the account.  A sample of Form K can be found at the following website: www.skat.dk/getFile.aspx?Id=42409&newwindow=true.
Foreign Asset/Account Reporting Information.  If the Optionee establishes an account holding shares of Stock or cash outside of Denmark, the Optionee must report the account to the Danish Tax Administration.  The form which should be used to make the report can be obtained from a local bank.  (Please note that these obligations are separate from and in addition to the obligations described above.)

EGYPT
Notifications
Exchange Control Information
If the optionee transfers funds into or out of Egypt in connection with the Options, the optionee is required to transfer the funds through a registered bank in Egypt.

FRANCE

Terms and Conditions

Option Not Intended to be Tax-Qualified

The Option is not intended to be tax-qualified under French tax laws including, without limitation, under Articles L. 225-197-1 to L. 225-197-6 or Articles L. 225-177 to L. 225-185 of the French Commercial Code.

Language Consent
By accepting the Option, the optionee confirms having read and understood the documents relating to this grant (the Plan and the Agreement) which were provided in English language. The optionee accepts the terms of those documents accordingly. The optionee confirms that the optionee has a good knowledge of the English language.
En acceptant l’Option, le Titulare de l’Option confirme avoir lu et compris les documents relatifs à cette Option (le Plan et ce Contrat) qui ont été fournis en langue anglaise. Le Titulare de l’Option accepte les termes dispositions de ces documents en connaissance de cause. Etant précisé que le Titulaire de l'Option a une bonne maîtrise de la langue anglaise
Notifications

Securities Disclaimer

The participation in the Plan is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Directive as implemented in France. Participation in the Plan is also anticipated to be exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Regulation in force from July 2019.

Foreign Asset/Account Information
The optionee may hold shares of KO Stock acquired upon exercise of the Option, any proceeds resulting from the sale of shares of KO Stock or any dividends paid on such shares of Stock outside of France, provided the optionee declares all foreign bank and brokerage accounts (including any accounts that were opened or closed during the tax year) with his or her annual income tax return. Failure to complete this reporting may trigger penalties for the optionee.
Tax Withholding
As from January 1, 2019, exercise of the Options will give rise to employer income tax withholding in France.

GERMANY

Notifications

Securities Disclaimer

The participation in the Plan is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Directive as implemented in Germany. Participation in the Plan is also anticipated to be exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Regulation in force from July 2019.

Exchange Control Information

Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank (Bundesbank). In the event that the optionee makes or receives a payment in excess of this amount, he or she is required to report the payment to Bundesbank electronically using the “General Statistics Reporting Portal” (“Allgemeines Meldeportal Statistik”) available via Bundesbank’s website (www.bundesbank.de).

GREECE

Notifications

Securities Disclaimer

The participation in the Plan is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Directive as implemented in Greece. Participation in the Plan is also anticipated to be exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Regulation in force from July 2019.

Exchange Control Information

If the optionee pays the exercise price of the Option with funds held in Greece, the optionee will need to complete an application form in order to remit such funds out of Greece. The form will be provided to the optionee by the foreign exchange bank handling the transaction.

HONG KONG

Terms and Conditions

Securities Law Notice
WARNING: The Option and the shares of KO Stock covered by the Option do not constitute a public offering of securities under Hong Kong law and are available only to employees of KO or its Affiliates participating in the Plan. The optionee should be aware that the contents of the Agreement have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong. Nor have the documents been reviewed by any regulatory authority in Hong Kong. The Option is intended only for the personal use of each optionee and may not be distributed to any other person. The optionee is advised to exercise caution in relation to the offer. If the optionee is in any doubt about any of the contents of the Agreement, including this Appendix, or the Plan, the optionee should obtain independent professional advice.

Sale of Shares

Any shares of KO Stock received at exercise are accepted as a personal investment. In the event that any portion of this Option vests within six months of the grant date, the optionee agrees that he or she will not offer to the public or otherwise dispose of the shares of KO Stock acquired prior to the six-month anniversary of the grant date.

Notifications

Occupational Retirement Schemes Ordinance Alert

KO specifically intends that neither the Option nor the Plan will be considered or deemed an occupational retirement scheme for purposes of the Occupational Retirement Schemes Ordinance (“ORSO”).

INDIA

Notifications

Exchange Control Information

If the optionee remits funds outside of India to purchase shares of KO Stock, it is his or her responsibility to comply with the exchange control laws in India. Also, the optionee must repatriate to India all funds resulting from the sale of shares of KO Stock within 90 days and all proceeds from the receipt of any dividends within 180 days. The optionee will receive a foreign inward remittance certificate (“FIRC”) from the bank where he or she deposits the foreign currency. The optionee should maintain the FIRC as evidence of the repatriation of funds in the event that the Reserve Bank of India or the Employer requests proof of repatriation.

Foreign Asset/Account Reporting Information

The optionee is required to declare in his or her annual tax return his or her foreign financial assets (including shares of KO Stock) and any foreign bank accounts. The optionee understands that it is the optionee’s responsibility to comply with this reporting obligation and is advised to confer with a personal tax advisor in this regard.

IRELAND

Notifications

Director Notification Requirement

If the optionee is a director, shadow director or secretary of an Irish Affiliate, the optionee is required to notify such Irish Affiliate in writing within five business days of (i) receiving or disposing of an interest in KO (e.g., Options, shares of KO Stock, etc.), (ii) becoming aware of the event giving rise to the notification requirement, or (iii) becoming a director, shadow director or secretary of an Irish Affiliate if such an interest exists at the time.  This notification requirement also applies with respect to the interests of a spouse or children under the age of 18 (whose interests will be attributed to the director, shadow director or secretary, as the case may be).

Securities Disclaimer
The participation in the Plan is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Directive as implemented in Ireland. Participation in the Plan is also anticipated to be exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Regulation in force from July 2019.
Terms and Conditions
Tax Indemnity
The references in the Plan to “tax” or “taxes” includes any and all taxes, charges, levies and contributions in Ireland or elsewhere, to include, in particular, Universal Social Charge (USC) and Pay Related Social Insurance (PRSI) (“Taxes”).

The optionee shall be accountable for any Taxes, which are chargeable on any assessable income deriving from the grant, vesting of, exercise or other dealing in Options or shares issued pursuant to Options. The Company shall not become liable for any Taxes, as a result of the optionee’s participation in the Plan. In respect of such assessable income, the optionee shall indemnify the Company and (at the direction of the Company) any Affiliate, which is or may be treated as the employer of the optionee in respect of the Taxes (the “Tax Liabilities”).
Pursuant to the indemnity referred to herein, where necessary, the optionee shall make such arrangements, as the Company requires to meet the cost of the Tax Liabilities, including at the direction of the Company any of the following:
making a cash payment of an appropriate amount to the relevant company whether by check, banker's draft or deduction from salary in time to enable the Company to remit such amount to the Irish Revenue Commissioners before the 14th day following the end of the month in which the event giving rise to the Tax Liabilities occurred; or
appointing the Company as agent and / or attorney for the sale of sufficient shares, acquired pursuant to the grant, vesting, exercise or other dealing in Options, or shares issued pursuant to Options to cover the Tax Liabilities and authorizing the payment to the relevant company of the appropriate amount (including all reasonable fees, commissions and expenses incurred by the relevant company in relation to such sale) out of the net proceeds of sale of the shares.
Employment Rights
The optionee acknowledges that his or her terms of employment shall not be affected in any way by his or her participation in the Plan, which shall not form part of such terms (either expressly or impliedly). The optionee acknowledges that his or her participation in the Plan shall be subject at all times to the rules of the Plan as may be amended from time to time. If on termination of the optionee’s employment (whether lawfully, unlawfully, or in breach of contract) he or she loses any rights or benefits under the Plan (including any rights or benefits which he or she would not have lost had his or her employment not been terminated), the optionee hereby acknowledges that he or she shall not be entitled to (and hereby waives) any compensation for the loss of any rights or benefits under the Plan, or any replacement or successor plan.
The Plan is entirely discretionary and may be suspended or terminated by the Board of Directors of KO or by the Company at any time for any reason. Participation in the Plan is entirely discretionary and does not create any contractual or other right to receive future grants of Options or benefits in lieu of Options. All determinations with respect to future grants will be at the sole discretion of the Board or the Company. Rights under the Plan are not pensionable.
ITALY

Terms and Conditions

Form of Option Price Payment Limited

In accordance with Section 3 of the Agreement, unless otherwise determined by KO and informed to optionee, payment of the option prices shall be limited to cashless exercise in a form and manner authorized by KO. For clarity, the optionee shall not be entitled to pay the option price in cash and, accordingly, no funds will be transferred out of Italy in connection with the exercise of the Option.

Data Privacy

The following provision replaces Section 10 of the Agreement:

The optionee understands that KO, the Employer and any other Affiliate may hold certain personal information about him or her, including, but not limited to, the optionee’s name, home address and telephone number, date of birth, social insurance or other identification number, salary, nationality, job title, any shares of KO Stock or directorships held in KO or any Affiliate, details of all Options, or any other entitlement to shares of KO Stock awarded, cancelled, exercised, vested, unvested or outstanding in the optionee’s favor (“Data”), for the exclusive purpose of implementing, managing and administering the Plan. The optionee is aware that providing KO with Data is necessary for the performance of the Plan and that his or her refusal to provide such Data would make it impossible for KO to perform its contractual obligations and may affect the optionee’s ability to participate in the Plan.

The Controller of personal data processing is The Coca-Cola Company with registered offices at One Coca-Cola Plaza, Atlanta Georgia, 30313, United States of America, and, pursuant to Legislative Decree no. 196/2003, its representative in Italy is Coca-Cola Italia S.r.l., Edison Park Center, Viale Tommaso Edison 110, 20099 Sesto San Giovanni, Milan, Italy.

The optionee understands that Data may be transferred to KO or any of its Affiliates, or to any third parties assisting in the implementation, management and administration of the Plan, including any transfer required to its designated broker or other third party with whom shares of KO Stock acquired under the Plan or cash from the sale of such shares of KO Stock may be deposited. Furthermore, the recipients that may receive, possess, use, retain, and transfer such Data may be located in Italy or elsewhere, including outside the European Union, and the recipients’ country (e.g., the United States) may have different data privacy laws and protections than Italy.

The processing activity, including transfer of Data abroad, including outside of the European Economic Area, as herein specified and pursuant to applicable laws and regulations, does not require the optionee’s consent thereto as the processing is necessary to performance of contractual obligations related to implementation, administration, and management of the Plan. The optionee understands that Data processing related to the purposes specified above shall take place under automated or non-automated conditions, anonymously when possible, that comply with the purposes for which Data is collected and with confidentiality and security provisions as set forth by applicable laws and regulations, with specific reference to Legislative Decree no. 196/2003.

The optionee understands that Data will be held only as long as is required by law or as necessary to implement, administer and manage the optionee’s participation in the Plan. The optionee understands that, pursuant to Section 7 of the Legislative Decree no. 196/2003, he or she has the right to, including but not limited to, access, delete, update, correct, or terminate, for legitimate reason, the Data processing. Furthermore, the optionee is aware that Data will not be used for direct marketing purposes. In addition, Data provided can be reviewed and questions or complaints can be addressed by contacting the optionee’s local human resources representative.

Plan Document Acknowledgment

In accepting the grant of the Option, the optionee acknowledges that he or she has received a copy of the Plan and the Agreement and has reviewed the Plan and the Agreement, including this Appendix, in their entirety and fully understands and accepts all provisions of the Plan and the Agreement, including this Appendix.

The optionee acknowledges that he or she has read and specifically and expressly approves the following sections of the Agreement: Section 1. When Options can be exercised; Section 3(c). Pay applicable Tax-Related Items withholding; Section 5. Options are not transferable; Section 11. Nature of Grant; Section 13. Governing Law and Venue; Section 14. Electronic Delivery and Acceptance; Section 17. Appendix; Section 18. Imposition of Other Requirements; and the Data Privacy section above.

Notifications

Foreign Asset/Account Reporting Information

If the optionee is an Italian resident who, at any time during the fiscal year, holds foreign financial assets (including cash and shares of KO Stock) which may generate taxable income in Italy, the optionee is required to report these assets on his or her annual tax return for the year during which the assets are held, or on a special form if no tax return is due. These reporting obligations also apply if the optionee is the beneficial owner of foreign financial assets under Italian money laundering provisions.
Securities Disclaimer
The grant of the Options is exempt from the requirement to publish a prospectus under the EU Prospectus Directive as implemented in Italy. The grant of the Options is also anticipated to be exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Regulation in force from July 2019.
JAPAN

Notifications

Exchange Control Information

If the optionee remits more than ¥30 million for the purchase of shares of KO Stock in a single transaction, the optionee must file a Payment Report with the Ministry of Finance (through the Bank of Japan or the bank carrying out the transaction). The precise reporting requirements vary depending on whether the relevant payment is made through a bank in Japan. If the optionee intends to acquire shares of Common Stock whose value exceeds ¥100 million in a single transaction, the optionee must also file a Report Concerning Acquisition of Shares (“Securities Acquisition Report”) with the Ministry of Finance through the Bank of Japan within 20 days of acquiring the shares. The forms to make these reports can be acquired from the Bank of Japan.

Foreign Asset/Account Reporting Information

Japanese residents holding assets outside of Japan with a total net fair market value exceeding ¥50,000,000 (as of December 31 each year) are required to comply with annual tax reporting obligations with respect to such assets. The optionee is advised to consult with a personal tax advisor to ensure that he or she is properly complying with applicable reporting requirements.

MEXICO

Terms and Conditions

Labor Law Acknowledgment
These provisions supplement Section 11 of the Agreement:
Modification. By accepting the Option, the optionee understands and agrees that any modification of the Plan or the Agreement or its termination shall not constitute a change or impairment of the terms and conditions of the optionee’s employment.
Policy Statement. The grant of Options made under the Plan is unilateral and discretionary and, therefore, KO reserves the absolute right to amend it and discontinue it at any time without any liability.
KO with registered offices at One Coca-Cola Plaza, Atlanta Georgia, 30313, United States of America, is solely responsible for the administration of the Plan and participation in the Plan and the acquisition of shares of KO Stock does not, in any way, establish an employment relationship between the optionee and KO since the optionee is participating in the Plan on a wholly commercial basis and the optionee’s sole employer is Servicios Integrados de Administración y Alta Gerencia S. de R.L. de C.V., nor does it establish any rights between the optionee and the Employer.
Plan Document Acknowledgment
By accepting the grant of Options, the optionee acknowledges that the optionee has received copies of the Plan, has reviewed the Plan and the Agreement in their entirety and fully understands and accepts all provisions of the Plan and the Agreement.
In addition, by signing the Agreement, the optionee further acknowledges that he or she has read and specifically and expressly approves the terms and conditions in Section 11 of the Agreement (“Nature of Grant”), in which the following is clearly described and established: (i) participation in the Plan does not constitute an acquired right; (ii) the Plan and participation in the Plan is offered by KO on a wholly discretionary basis; (iii) participation in the Plan is voluntary; and (iv) none of the Affiliates or KO is responsible for any decrease in the value of the shares of KO Stock underlying the Options.
Finally, the optionee hereby declares that the optionee does not reserve any action or right to bring any claim against KO for any compensation or damages as a result of the optionee’s participation in the Plan and therefore grant a full and broad release to the Employer, KO and any Affiliates with respect to any claim that may arise under the Plan.
Spanish Translation

Términos y Condiciones

Reconocimiento de la Ley Laboral aplicable

Los presentes lineamientos reemplazarán a la Cláusula 11 del Contrato.

Modificación. Al aceptar la Opción, el Titular de la Acción reconoce y entiende que cualquier modificación al Plan o al Contrato o su terminación no serán considerados como un cambio o disminución en los términos y condiciones de su relación de trabajo.

Declaración de Política. El otorgamiento de las Opciones realizado conforme al Plan es unilateral y discrecional y, por lo tanto, KO se reserva el derecho absoluto de modificar y discontinuar el mismo en cualquier tiempo, sin responsabilidad alguna.

KO, con oficinas registradas ubicadas enOne Coca Cola Plaza, Atlanta Georgia, 30313, EE.UU., es la única responsable de la administración del Plan y de la participación en el mismo, y la adquisición de acciones de capital ed KO no establece de forma alguna una relación de trabajo entre el Titular de la Acción y KO, ya que su participación en el Plan es completamente comercial, y el único empleador del Titular de la Acción es Servicios Integrados de Administración y Alta Gerencia, S. de R.L. de C.V., así como tampoco establece ningún derecho entre el Titular de la Acción y el Patrón.

Reconocimiento del Documento del Plan. Al aceptar el otorgamiento de las Opciones, el Titular de la Acción reconoce que ha recibido una copia del Plan, que ha revisado el Plan y el Contrato en su totalidad y que entiende y acepta completamente todas las disposiciones contenidas en el Plan y en el Contrato.

Adicionalmente, al firmar el Contrato, el Titular de la Acción reconoce que ha leído y que aprueba específica y expresamente los términos y condiciones contenidos en la cláusula 11 del Contrato ("Naturaleza del Otorgamiento") en el cual se encuentra claramente descrito y establecido lo siguiente: (i) la participación en el Plan no constituye un derecho adquirido; (ii) el Plan y la participación en el mismo es ofrecida por KO de forma enteramente discrecional; (iii) la participación en el Plan es voluntaria; y (iv) ninguna de las empresas Afiliadas o KO son responsables por cualquier disminución en el valor de las acciones de capital de KO en relación a las Opciones.

Finalmente, el Titular de la Acción manifiesta que no se reserva ninguna acción o derecho para interponer una demanda en contra de KO por compensación, daño o perjuicio alguno como resultado de la participación del Titular de la Acción en el Plan y, en consecuencia, otorga el más amplio finiquito al Patrón, así como a KO y empresas Afiliadas con respecto a cualquier demanda que pudiera originarse en virtud del Plan.

MOROCCO
Notifications
Exchange Control Information
KO reserves the right to force the immediate sale of any KO Stock to be issued upon exercise and settlement of the Options. If applicable, the optionee agrees that KO is authorized to instruct its designated broker to assist with the mandatory sale of such KO Stock (on the optionee’s behalf pursuant to this authorization) and the optionee expressly authorizes KO’s designated broker to complete the sale of such KO Stock. The optionee acknowledges that KO’s designated broker is under no obligation to arrange for the sale of KO Stock at any particular price. Upon the sale of the KO Stock, KO agrees to pay the optionee the cash proceeds from the sale of the KO Stock, less any brokerage fees or commissions and subject to any obligation to satisfy Tax-Related Items. The optionee acknowledges that he or she is not aware of any material nonpublic information with respect to KO or any securities of KO as of the date of this Agreement.
The optionee is required immediately to repatriate to Morocco the proceeds from the sale of any KO Stock which may be issued to the optionee at exercise and settlement of the Options. Such repatriation of proceeds may need to be effectuated through a special account established by KO, its Subsidiary or Affiliate. By accepting the Options, the optionee consents and agrees that the cash proceeds may be transferred to such special account prior to being delivered to the optionee.

If repatriation of proceeds is not effectuated through a special account, the optionee agrees to maintain his or her own records proving repatriation and to provide copies of these records upon request from KO, its Subsidiary and/or the Office des Changes. The optionee is responsible for ensuring compliance with all exchange control laws in Morocco.
PAKISTAN

Terms and Conditions

Manner of Exercising Option
The following provision supplements Section 3 of the Agreement:
Due to regulatory requirements, the optionee understands that the optionee will be restricted to the cashless sell-all method of exercise. To complete a cashless sell-all exercise, the optionee understands that the optionee needs to instruct the broker to: (i) sell all of the shares of KO Stock issued upon exercise of the Option; (ii) use the proceeds to pay the option price, any applicable Tax‑Related Items and brokerage fees or commissions; and (iii) remit the balance in cash to the optionee. The optionee will not be permitted to hold shares of KO Stock after exercise. Depending on the development of local laws or the optionee’s country of residence, KO reserves the right to modify the methods of exercising the Option and, in its sole discretion, to permit cash exercise, cashless sell-to cover exercise or any other method of exercise and payment of Tax‑Related Items permitted under the Plan.
Notifications
Exchange Control Information
The optionee is required immediately to repatriate to Pakistan the proceeds from the sale of KO Stock as described above. The optionee should consult his or her personal advisor prior to exercise and settlement of the Options to ensure compliance with the applicable exchange control regulations in Pakistan, as such regulations are subject to frequent change. The optionee is responsible for ensuring compliance with all exchange control laws in Pakistan.
PHILIPPINES

Terms and Conditions

Manner of Exercising Option
The following provision supplements Section 3 of the Agreement:
Notwithstanding any terms or conditions of the Plan and the Agreement to the contrary, due to regulatory requirements, the optionee understands that the optionee will be restricted to the cashless sell-all method of exercise. To complete a cashless sell-all exercise, the optionee understands that the optionee needs to instruct the broker to: (i) sell all of the shares of KO Stock issued upon exercise of the Option; (ii) use the proceeds to pay the option price, any applicable Tax‑Related Items and brokerage fees or commissions; and (iii) remit the balance in cash to the optionee. The optionee will not be permitted to hold shares of KO Stock after exercise. Depending on the development of local laws, KO reserves the right to modify the methods of exercising the Option and, in its sole discretion, to permit cash exercise, cashless sell-to cover exercise or any other method of exercise and payment of Tax‑Related Items permitted under the Plan.
Notifications

Securities Law Information

The optionee acknowledges that the optionee is permitted to sell shares of KO Stock acquired under the Plan through the broker, provided that such sale takes place outside of the Philippines through the facilities of the New York Stock Exchange on which the shares of KO Stock are listed.
The securities being offered or sold herein have not been registered with the Philippines Securities and Exchange Commission under its Securities Regulation Code (the “SRC”). Any future offer or sale thereof is subject to registration requirements under the SRC unless such offer or sale qualifies as an exempt transaction.

RUSSIA

Terms and Conditions
U.S. Transaction and Sale Restrictions

The optionee understands that acceptance of the grant of the Option results in a contract between the optionee and KO completed in the United States and that the Agreement are governed by the laws of the Commonwealth of Delaware, without regard to choice of law principles thereof. Any shares of KO Stock to be issued upon exercise of the Option shall be delivered to the optionee through a brokerage account in the U.S. The optionee may hold the shares of KO Stock in the brokerage account in the U.S.; however, in no event will shares of KO Stock issued to the optionee under the Plan be delivered to the optionee in Russia. The optionee is not permitted to sell the shares of KO Stock directly to other Russian legal entities or individuals, nor is optionee permitted to bring any certificates representing the KO Stock into Russia (if such certificates are actually issued).
Depending on the development of local regulatory requirements, KO reserves the right to require the immediate sale of any KO Stock to be issued to optionee upon exercise of the Options. By accepting the Options, optionee acknowledges that optionee understands and agree that KO is authorized to, and may, in its sole discretion, instruct its designated broker to assist with the mandatory sale of KO Stock issued to Optionee upon exercise of the Options (on optionee’s behalf pursuant to this authorization) and optionee expressly authorizes KO’s designated broker to complete the sale of such KO Stock. Optionee acknowledges that KO’s designated broker is under no obligation to arrange for the sale of the KO Stock at any particular price. Upon the sale of the shares of KO Stock, optionee will receive the cash proceeds, less any Tax-Related Items and brokerage fees or commissions.

Data Privacy

The following provision replaces Section 10 of the Agreement:

By accepting the Option, the optionee acknowledges that he or she has read, understood and agrees to the terms regarding the collection, processing and transfer of data described in Section 10 of the Agreement. In this regard, upon request of KO or the Employer, the optionee agrees to provide an executed data privacy consent form or any similar agreements or consents that KO or the Employer may deem necessary to obtain under the data privacy laws in Russia, either now or in the future. The optionee understands that he or she will not be able to participate in the Plan if the optionee fails to execute any such consent or agreement that may be requested.

Notifications

Securities Law Information
The Employer is not in any way involved in the offer of the Option or administration of the Plan. The Agreement, the Plan and all other materials the optionee may receive regarding participation in the Plan do not constitute advertising or an offering of securities in Russia. The issuance of shares of KO Stock under the Plan has not and will not be registered in Russia and hence the shares of KO Stock described in any Plan-related documents may not be offered or placed in public circulation in Russia.
Please note that, under the Russian law, the optionee is not permitted to sell or otherwise alienate KO’s shares of KO Stock directly to other Russian individuals and the optionee is not permitted to bring share certificates into Russia.
Exchange Control Information
The optionee is responsible for complying with all currency control laws and regulations in Russia that may apply to participation in the Plan. Within a reasonably short time after the receipt of any funds resulting from the Option (e.g., sale proceeds, dividends, etc.), the funds must be repatriated to Russia and credited to a Russian resident optionee through a foreign currency account at an authorized bank in Russia. After the funds are initially received in Russia, they may be further remitted to foreign banks in accordance with Russian exchange control laws. Effective August 2, 2014, dividends do not need to be remitted to a Russian resident optionee’s bank account in Russia but instead can be remitted directly to a foreign individual bank account (in Organisation for Economic Cooperation and Development (“OECD”) and Financial Action Task Force (“FATF”) countries). The optionee should consult his or her personal advisor before remitting any funds into Russia, as exchange control requirements are subject to change at any time, often without notice.
Labor Law Information
If the optionee continues to hold KO Stock acquired at exercise of the Option after an involuntary termination of employment, he or she may not be eligible to receive unemployment benefits in Russia.

SINGAPORE

Notifications

Securities Law Information

The Option is being granted pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”). The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore. The optionee should note that the Option is subject to section 257 of the SFA and the optionee should not make any subsequent sale of the shares of KO Stock in Singapore or any offer of such subsequent sale of the shares of KO Stock in Singapore, unless such sale or offer is made (1) after 6 months from the grant of the Option to the optionee or (2) pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA.

Chief Executive Officer and Director Notification

If the optionee is a Chief Executive Officer (“CEO”) or a director, associate director or shadow director of KO’s Singapore Affiliate, the optionee is subject to certain notification requirements under the Singapore Companies Act. Among these requirements is an obligation to notify KO’s Singapore Affiliate in writing when the optionee receives an interest (e.g., Options or shares of KO Stock) in KO or any Affiliates within two business days of (i) its acquisition or disposal, (ii) any change in a previously disclosed interest (e.g., when the shares of KO Stock are sold), or (iii) becoming a CEO, director, associate director or shadow director.

SOUTH AFRICA

Terms and Conditions

Tax Acknowledgment

By accepting the Option, the optionee agrees to notify the Employer of the amount of any gain realized upon exercise of the Option. If the optionee fails to advise the Employer of the gain realized upon exercise, the optionee may be liable for a fine. The optionee will be responsible for paying any difference between the actual tax liability and the amount withheld.

The optionee is advised to carefully read the materials provided before making a decision whether to participate in the Plan. In addition, the optionee is advised to contact his or her tax advisor for specific information concerning his or her personal tax situation with regard to Plan participation.

Notifications

Securities Law Notice

In compliance with South African securities laws, the optionee is hereby notified that the following documents are available for review on the Company’s “Investor Relations” website at http://www.coca-colacompany.com/investors: Annual Reports, Quarterly Reports, Earnings Releases and Proxy Statements.

A copy of the above documents will be sent to the optionee free of charge on written request to Investor Relations at the Coca-Cola Company, One Coca-Cola Plaza, Atlanta, Georgia 30313, USA.

Exchange Control Information
If the optionee uses cash to exercise the Option and purchase shares of KO Stock, rather than a cashless exercise method, the optionee must first obtain a “Tax Clearance Certificate (in Respect of Foreign Investment)” from the South African Reserve Service (“SARS”). The optionee must also complete a transfer of funds application form to transfer the funds. The Tax Clearance Certificate should be presented to a dealer of the Exchange Control Department of the South Africa Reserve Bank (it is likely that the optionee’s bank will qualify as such a dealer), together with a completed application form to transfer funds. No transfer of funds may be completed unless the original Tax Clearance Certificate bears the official stamp and signature of the Office of Receiver of Revenue of the SARS. The optionee must renew this Tax Clearance Certificate each twelve (12) months or in such other period as may be required by the SARS.

If the optionee exercises the Option by a cashless exercise whereby no funds are remitted offshore for the purchase of shares of KO Stock, he or she is not required to obtain a Tax Clearance Certificate.
Further, South African residents may be required to obtain approval from the South African Reserve Bank for payments (including payment of the proceeds from the sale of shares of KO Stock) that he or she receives into accounts held outside of South Africa (e.g., a U.S. brokerage account). The optionee should consult his or her personal advisor to ensure compliance with current exchange control regulations.

SPAIN

Terms and Conditions

Labor Law Acknowledgment

The following provision supplements Section 11 of the Agreement:
In accepting the Option, the optionee consents to participate in the Plan and acknowledges that he or she has received a copy of the Plan.
The optionee understands and agrees that KO has unilaterally, gratuitously and discretionally decided to grant the Option under the Plan to individuals who may be employees of KO and any Affiliates throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind KO or any Affiliates, over and above the specific terms of the Plan. Consequently, the optionee understands that the Option is granted on the assumption and condition that the Option and any shares of KO Stock issued upon exercise of the Option are not part of any employment contract (either with KO or any Affiliates) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. In addition, the optionee understands that the Option would not be granted to the optionee but for the assumptions and conditions referred to herein; thus, the optionee acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then the grant of the Option and any right to the Option shall be null and void.
Further, the vesting of the Option is expressly conditioned on the optionee’s continued employment, such that upon termination of employment, the Option may cease vesting immediately, effective on the date of the optionee’s termination of employment (unless otherwise specifically provided in the Agreement and/or the Plan). In particular, the optionee understands and agrees that any non-vested Options as of the date the optionee is no longer actively employed or in service (unless otherwise specifically provided in the Agreement and/or the Plan) will be forfeited without entitlement to the underlying shares of KO Stock or to any amount of indemnification in the event of termination of the optionee’s employment by reason of, but not limited to, resignation, retirement, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjudged or recognized to be without cause, individual or collective dismissal adjudged or recognized to be without cause, individual or collective dismissal on objective grounds, whether adjudged or recognized to be with or without cause, material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, Article 50 of the Workers’ Statute, unilateral withdrawal by the Employer and under Article 10.3 of the Royal Decree 1382/1985.
Notifications

Securities Law Information

Securities Disclaimer
The grant of the Option is exempt from the requirement to publish a prospectus under the EU Prospectus Directive as implemented in Spain. The grant of the Option and the shares of KO Stock issued pursuant to the exercise of the Option are considered a private placement outside the scope of Spanish laws on public offerings and issuances of securities. Neither the Plan nor the Agreement have been registered with the Comisión National del Mercado de Valores and do not constitute a public offering prospectus. The grant of the Option is also anticipated to be exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Regulation in force from July 2019.
Exchange Control Information
The acquisition, ownership and disposition of shares of KO Stock and must be declared for statistical purposes to the Dirección General de Comercio e Inversiones (the “DGCI”), which is a department of the Ministry of Economy and Competitiveness. If the optionee acquires shares of KO Stock through the use of a Spanish financial institution, that institution will automatically make the declaration to the DGCI for the optionee; otherwise, the resident optionee will be required make the declaration by filing the appropriate form with the DGCI. Generally, the declaration must be made in January for shares of KO Stock owned as of December 31 of) the prior year; however, if the value of shares of KO Stock acquired or sold exceeds €1,502,530 (or the optionee holds 10% or more of the capital of KO or such other amount that would entitle the optionee to join KO’s board of directors), the declaration must be filed within one (1) month of the acquisition or sale, as applicable.
Foreign Asset/Account Reporting Information
To the extent the optionee holds rights or assets outside of Spain with a value in excess of €50,000 per type of right or asset (e.g., shares of KO Stock, cash, etc.) as of December 31 each year, such resident will be required to report information on such rights and assets on his or her annual tax return for such year. After such rights and assets are initially reported, the reporting obligation will apply for subsequent years only if the value of any previously-reported rights or assets increases by more than €20,000.
Further, the optionee will be required to electronically declare to the Bank of Spain any securities accounts (including brokerage accounts held abroad), as well as the securities (including shares of KO Stock acquired under the Plan) held in such accounts if the value of the transactions for all such accounts during the prior tax year or the balances in such accounts as of December 31 of the prior tax year exceed €1,000,000.
Further, the optionee is required to electronically declare to the Bank of Spain any foreign accounts (including brokerage accounts held abroad), any foreign instruments (including shares of KO Stock acquired under the Plan), and any transactions with non-Spanish residents (including any payments of cash or shares of KO Stock made to the optionee under the Plan) if the balances in such accounts together with the value of such instruments as of December 31, or the volume of transactions with non-Spanish residents during the relevant year, exceed €1,000,000.
SWITZERLAND
Notifications
Securities Law Notification
The grant of the Options is considered a private offering and therefore is not subject to securities registration in Switzerland.
THAILAND
Notifications

Exchange Control Information

Thai resident optionees may remit funds out of Thailand up to US$1,000,000 per year to purchase shares of KO Stock (and otherwise invest in securities abroad) by submitting an application to an authorized agent (i.e., a commercial bank authorized by the Bank of Thailand to engage in the purchase, exchange and withdrawal of foreign currency). The application includes the Foreign Exchange Transaction Form, a letter describing the Option, a copy of the Plan and related documents, and evidence showing the nexus between KO and the Employer.

If the optionee exercises his or her Option using a cashless method of exercise, the optionee will not need to make submit an application to a commercial bank.

If the proceeds from the sale of shares of KO Stock or the receipt of dividends are equal to or greater than US$50,000 or more in a single transaction, Thai resident optionees must repatriate the proceeds to Thailand immediately upon receipt and convert the funds to Thai Baht or deposit the proceeds in a foreign currency deposit account maintained by a bank in Thailand within 360 days of remitting the proceeds to Thailand. In addition, Thai resident optionees must report the inward remittance to the Bank of Thailand on a foreign exchange transaction form.

Because exchange control regulations change frequently and without notice, the optionee should consult his or her personal advisor before exercising his or her Option or selling shares of KO Stock to ensure compliance with current regulations. It is the optionee’s sole responsibility to comply with exchange control laws in Thailand.

TURKEY

Notifications

Securities Law Information

Under Turkish law, the optionee is not permitted to sell shares of KO Stock acquired under the Plan in Turkey. The optionee must sell the shares of KO Stock acquired under the Plan outside of Turkey. The shares of KO Stock are currently traded on the New York Stock Exchange in the United States under the ticker symbol “KO” and shares of KO Stock may be sold on this exchange.

Exchange Control Information

Under Turkish exchange control regulations, the optionee may be required to use a financial intermediary institution approved under the Turkish Capital Market Law to acquire or sell shares traded on a foreign market and to report such activity to the Capital Markets Board.  The optionee should consult his or her personal advisor regarding these requirements.

UNITED ARAB EMIRATES

Notifications

Securities Law Information

Participation in the Plan is being offered only to selected optionees and is in the nature of providing equity incentives to optionees in the United Arab Emirates. The Plan and the Agreement are intended for distribution only to such optionees and must not be delivered to, or relied on by, any other person. Prospective purchasers of the securities offered, including the optionee, should conduct their own due diligence on the securities. The optionee is encouraged to consult a legal or financial advisor if the optionee does not understand the contents of The Agreement or the Plan or any aspect of the Option.

If the optionee does not understand the contents of the Plan and the Agreement, the optionee should consult an authorized financial adviser. The Emirates Securities and Commodities Authority and the Dubai Financial Services Authority have no responsibility for reviewing or verifying any documents in connection with the Plan. Neither the Ministry of Economy nor the Dubai Department of Economic Development have approved the Plan or the Agreement nor taken steps to verify the information set out therein, and have no responsibility for such documents.

UNITED KINGDOM

Terms and Conditions

Responsibility for Taxes

The following provisions supplement Section 3 of the Agreement:

If payment or withholding of income taxes is not made within ninety (90) days of the end of the tax year in which the income tax liability arises, or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003 (the “Due Date”), the amount of any uncollected income tax shall constitute a loan owed by the optionee to the Employer, effective on the Due Date. The optionee understands and agrees that the loan will bear interest at the then-current official rate of Her Majesty’s Revenue and Customs (“HMRC”), it will be immediately due and repayable by the optionee, and KO and/or the Employer may recover it at any time thereafter by any of the means referred to in Section 3 of the Agreement.
Notwithstanding the foregoing, if the optionee is a director or an executive officer (as within the meaning of Section 13(k) of the U.S. Securities Exchange Act of 1934, as amended), the optionee will not be eligible for such a loan to cover the uncollected income tax. In the event that the optionee is a director or executive officer and the income tax is not collected from or paid by the optionee by the Due Date, the optionee understands that the amount of any uncollected income tax may constitute a benefit to the optionee on which additional income tax and national insurance contributions (“NICs”) may be payable. The optionee will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing KO or the Employer (as appropriate) for the value of any employee NICs due on this additional benefit, which KO and/or the Employer may recover from the optionee by any of the means referred to in Section 3 of the Agreement.

Notifications
Securities Disclaimer
The grant of the Options is exempt from the requirement to publish a prospectus under the EU Prospectus Directive as implemented in the UK. Participation in the Plan is also anticipated to be exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Regulation in force from July 2019, to the extent applicable.
This Agreement is not an approved prospectus for the purposes of section 85(1) of the Financial Services and Markets Act 2000 (“FSMA”) and no offer of transferable securities to the public (for the purposes of section 102B of FSMA) is being made in connection with the Plan. The Plan and the Options are exclusively available in the UK to bona fide employees and former employees and any other KO UK Subsidiary.
Non-Qualification
The Options are not intended to be tax-qualified or tax-preferred for purposes of tax rules in the United Kingdom.
Tax Consultation
The optionee understands that he or she may suffer adverse tax consequences as a result of his or her acquisition or disposition of the shares. The optionee represents that he or she will consult with any tax advisors he or she deems appropriate in connection with the acquisition or disposition of the shares and that the optionee is not relying on the company or any Affiliate for any tax advice.
URUGUAY

Data Privacy

The following provision supplements Section 10 of the Agreement:

The optionee understands that his or her Data will be collected by his or her Employer and will be transferred to KO at One Coca-Cola Plaza, Atlanta Georgia, 30313, United States and/or any financial institutions or brokers involved in the management and administration of the Plan. The optionee further understands that any of these entities may store the optionee’s Data for purposes of administering his or her participation in the Plan.